EXHIBIT 10.48
2006 Base Salaries and Fiscal Year 2005 Bonuses for Named Executive Officers

Name and Title	Salary		Bonus
Hollings C. Renton Chairman of the Board, President and Chief Executive Officer	$525,000		$250,000

Edward F. Kenney Executive Vice President and Chief Business Officer	$360,000		$130,000

Leonard E. Post, Ph.D. Former Senior Vice President, Research and Development[1]	N/A	[2]	$120,000

Fabio M. Benedetti, M.D. Vice President, Medical Affairs	$295,000		$100,000

Scott M. Freeman, M.D. Vice President, Clinical Development	$278,000		$95,000

[1]	On December 5, 2005, Onyx entered into a separation agreement with Dr. Post whereby Dr. Post resigned as an employee and officer of Onyx effective January 15, 2006.

[2]	As severance, Onyx has agreed to pay Dr. Post the equivalent of 12 months of his 2005 base salary, $315,000, less standard withholdings and deductions.